Exhibit 10.3

0472-7151120

Cooperation Agreement

for

“Great Health” Medical Technology Service Project

between

Baotou Jinshi Zhongyi Nephropathy Hospital

and

Longduoduo Health Technology Co., Ltd

Party A: Baotou Jinshi Zhongyi Nephropathy Hospital

Legal Representative: Jin Wei

Party B: Longduoduo Health Technology Co., Ltd

Legal Representative: Zhang Liang

For the purpose of facilitating the implementation of “Great Health” medical technology service project in the Inner Mongolia, the Parties have, based on good faith, equality and mutual benefits, reached a consensus through friendly negotiation, as follows:

I. Content of consultation and cooperation

Party A and Party B shall mainly cooperate with each other with regard to the following programs, “Meridian-regulating and Consciousness-restoring Iatrotechnics”, “Double Blood Purification”, “Immunological Ozonated Autohemotherapy” and such medical services.

1. Party A shall offer the venue & qualifications for the cooperation programs as well as the management of medical quality & safety, medical staff, medicines and consumables etc.

2. Party B shall carry out the market operation and customer relationship management for “Meridian-regulating and Consciousness-restoring Iatrotechnics”, “Double Blood Purification”, “Immunological Ozonated Autohemotherapy” and such businesses in a legitimate and normative manner.

II. Term of cooperation

Term of cooperation between the Parties is five (5) years, from October 15, 2020 until October 15, 2025.

III. Rights, duties and obligations of Party A

1. Party A shall take charge of procurement and quality control for doctor resources and related medicines & consumables for this Project.

2. Party A shall be responsible for equipment operation and further medical services for the customers.

0472-7151120

3. Party A shall control the medical risks. In case of any medical accident, Party A shall assume the compensation solely while Party B shall not bear any liability of compensation.

4. Party A is obliged to cooperate with Party B in completing the market exploitation; to attend related activities organized by Party B; and to allow Party B to use its trademark, designation and image (which cannot be used by Party B without written consent of Party A) for facilitating those activities in a legitimate and normative manner.

5. Party A shall provide the office area around 1,000 m2 (i.e., in view of Party A’s relocation, removal or such force majeure events, size of office area provided to Party B shall be arranged by Party A additionally) – the entire seventh floor of Jinshi Hospital, to Party B, rent free, to facilitate the business development of this Project. During the cooperation period, the total utilities and such fees for heating and property management shall be 10,000.00 Yuan (in words: TEN THOUSAND YUAN ONLY) and shall be paid by Party B to Party A prior to the 25th day every month.

6. Party A shall give the settlement receipt to Party B on a regular basis.

7. Party A is entitled to from time to time know the operation conditions of this Project while Party B shall cooperate actively.

IV. Rights, duties and obligations of Party B

1. Party B shall assure the legitimacy of all businesses executed and be responsible for the development and benefits of both Parties. In case of any penalty, dispute and direct or indirect losses suffered by Party A, the compensation cost shall be borne by Party B solely and, Party A shall not assume any liability.

2. Where any dispute or compensation is arisen from the event that any customer is not satisfied with the therapeutic effect after treatment, Party B shall undertake corresponding responsibilities while Party A shall not assume any liability.

3. Party A is the sole strategic partner of Party B with respect to the “Great Health” Project in Baotou City.

4. Party B will give 50,000 original issue stocks (value: 50,000 Yuan) to Party A.

5. Party B shall assure that the min quarterly business volume with Party A is over 200,000 Yuan.

6. Within 10 working days upon conclusion of this Agreement, main equipment allocated by Party B onto the seventh floor of Party A shall include: one set of HQ tester, Terahertz thermal therapeutic apparatus and cerebral circulation physiotherapy instrument etc. and additional instruments and equipment shall be timely allocated as per the business demand in future.

V. Distribution of related benefits

1. Double blood purification program: pay 13,000 Yuan/ time (including expenses for all consumables and pre-treatment examination) to Party A.

2. Immunological ozonated autohemotherapy: pay 1,200 Yuan (including expenses for all consumables) to Party A for every course of treatment (10 times).

0472-7151120

3. “Meridian-regulating and consciousness-restoring iatrotechnics”: pay 980 Yuan/ time (including expenses for all consumables) to Party A.

4. Where any customer is transferred by Party B to any other department of Party A, corresponding commission shall be paid by Party A to Party B with respect to all physical examination, inspection and treatment programs conducted by Party B for that customer. For more details, see the Annex below.

VI. Termination

Provided that either Party intends to terminate the cooperation before its expiration, the Party shall inform the other Party at least 3 months in advance, to negotiate for termination.

VII. Liabilities for breach of contract

1. Party A shall strictly follow the foregoing provisions and in case of any violation, compensate Party B for all actual economic losses arising therefrom.

2. Party B shall strictly follow the foregoing provisions and in case of any violation, all facilities and equipment allocated by Party B onto the seventh floor of Party A shall be deducted and Party B shall compensate Party A for all actual economic losses arising therefrom.

VIII. Settlement of disputes

1. This Agreement is governed by laws of the People’s Republic of China.

2. If there is any dispute arising from or in connection with the existence, effect, performance, interpretation and termination of this Agreement, both Parties shall solve through friendly negotiation; if negotiation fails or either Party refuses to negotiate, either Party is entitled to submit it to the local court or arbitration committee of Jiuyuan District for settlement.

IX. This Agreement is made in quadruplicate and shall come into force as from the date when both Parties sign their names on it. Each Party shall have two copies for record. Provided that any content of this Agreement must be modified, the supplementary agreement shall have the same effect with this Agreement.

X. Both Parties are willing to conclude this Agreement and have read & understood, and agreed to be bound by all provisions herein.

(The reminder of this page is intentionally left blank.)

On behalf of

Party A: Baotou Jinshi Zhongyi Nephropathy Hospital (seal)

Legal representative or authorized agent: Jin Wei (signature)

Date: October 15, 2020

On behalf of

Party B: Longduoduo Health Technology Co., Ltd (seal)

Legal representative or authorized agent: Zhang Liang (signature)

Date: October 15, 2020

0472-7151120

Annex I:

Supplementary Cooperation Agreement

Party A: Baotou Jinshi Zhongyi Nephropathy Hospital

Legal Representative: Jin Wei

Party B: Longduoduo Health Technology Co., Ltd

Legal Representative: Zhang Liang

For the purpose of facilitating the implementation of “Great Health” medical technology service project in the Inner Mongolia, the Parties have, based on good faith, equality and mutual benefits, reached a consensus with respect to the premises provided by Party A to Party B for use through friendly negotiation, as follows:

1. With respect to the premises provided by Party A for executing the cooperation project, all expenses for finishing and decoration shall be fully borne by Party B.

2. Premises provided by Party A shall be used for executing the cooperation project in a legitimate and normative manner only. Provided that Party B violates any provision, all economic losses arising therefrom shall be fully borne by Party B and Party A shall be entitled to terminate the agreement unilaterally.

3. Party B shall repair all damages of infrastructures and equipment such as water, electricity, heating, fire protection, elevator, door & window, sanitary wares and housing etc. attributable to Party B itself and assure the normal service of infrastructures and equipment at the premises.

4. Main frame structure of the housing shall not be affected by finishing and decoration conducted by Party B

5. During the agreement period, Party B shall fulfill various maintenance obligations and undertake the corresponding expenses inside the premises.

6. Provided that personal injury & casualties are caused by fire, water leakage, electric leakage or such accident happened in the process of finishing & decoration and usage and both Parties suffer any loss therefrom, Party B shall bear all responsibilities and undertake the compensation cost.

7. Upon expiration or early termination of the Agreement, all attached finishing created by Party B shall be left to Party A for free.

This Agreement is made in duplicate and shall come into force as from the date when both Parties sign their names on it. Each Party shall have one copy for record. This supplementary agreement shall be deemed as Annex I to the agreement concluded on October 15, 2020 and have the same effect with the original agreement.

Both Parties are willing to conclude this Agreement and have read & understood, and agreed to be bound by all provisions herein.

(The reminder of this page is intentionally left blank.)

0472-7151120

On behalf of

Party A: Baotou Jinshi Zhongyi Nephropathy Hospital (seal)

Legal representative or authorized agent: Jin Wei (signature)

Date: October 17, 2020

On behalf of

Party B: Longduoduo Health Technology Co., Ltd (seal)

Legal representative or authorized agent: Zhang Liang (signature)

Date: October 17, 2020

0472-7151120

Agreement for Medical Service Project Handover

Party A: Longduoduo Health Technology Co., Ltd

Legal Representative: Zhang Liang

Party B: Inner Mongolia Rongbin Health Consulting Co., Ltd

Legal Representative: Duan Erfen

In accordance with the Contract Law of the People’s Republic of China, the Parties have, on the basis of mutual benefits, reached the following agreement through friendly negotiation, for mutual compliance.

I. Content:

1. Party A signed the Cooperation Agreement for “Great Health” Medical Technology Service Project between Baotou Jinshi Zhongyi Nephropathy Hospital and Longduoduo Health Technology Co., Ltd (hereinafter referred to as “the Original Agreement”) with Baotou Jinshi Zhongyi Nephropathy Hospital (hereinafter referred to as “Jinshi Hospital”) on October 15, 2020. Party B is a holding subsidiary of Party A and there is no substantial business for Party A. Upon establishment of the subsidiary (i.e. Party B), Party A plans to hand all businesses within the area defined in the Original Agreement over to Party B for operation. Now therefore, Party A delivers all rights and obligations under the Original Agreement to Party B for exercise and fulfillment.

2. Party B shall handle with all business transactions with Jinshi Hospital instead of Party A.

3. Party B shall undertake all expenses defined in the Original Agreement (including those utilities and expenses for heating and property management (10,000 Yuan/ month) paid by Party A to Jinshi Hospital before establishment of Party B).

II. This Agreement shall come into force as from the date when legal representatives or authorized agents of both Parties sign their names and affix seals on it. This Agreement is made in duplicate and each Party holds one copy.

III. All matters unmentioned herein shall be determined by both Parties through negotiation and the supplementary agreement shall be concluded with respect to those matters. Supplementary agreement shall have the same legal effect with this Agreement.

On behalf of Party A: Longduoduo Health Technology Co., Ltd (seal)	On behalf of Party B: Inner Mongolia Rongbin Health Consulting Co., Ltd (seal)
Legal Representative: Zhang Liang (signature)	Legal Representative: Duan Erfen (stamp)
Date: March 18, 2021	Date: March 18, 2021